UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2016, Jaguar Animal Health, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market (“NASDAQ”) indicating that the bid price of the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under NASDAQ Listing Rule 5550(a)(2).

Under NASDAQ Listing Rule 5810(c)(3)(A), the Company has a 180 calendar day grace period, or until June 26, 2017, to regain compliance with the minimum bid price requirement.  The continued listing standard will be met if the Company’s common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period.  To qualify for additional time beyond June 26, 2017, the Company is required, among other things, to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ, with the exception of the minimum bid price requirement.  The Company does not qualify for an extension because it does not meet the continued listing standard set forth in NASDAQ Listing Rule 5550(b) due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity (or meet alternative tests for its market value of listed securities or net income from continuing operations), as previously disclosed in the Company’s Current Report on Form 8-K filed on August 23, 2016. The Company has until February 21, 2017 to evidence compliance with NASDAQ Listing Rule 5550(b).

The Company is diligently working to evidence compliance with all applicable requirements for continued listing on NASDAQ and will evaluate options available to it to potentially achieve compliance.  There can be no assurance that the Company will be able to regain compliance.  If the Company fails to regain compliance with the NASDAQ continued listing standards, its common stock will be subject to delisting by NASDAQ.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s ability to regain compliance with NASDAQ’s continued listing standards.  The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: December 30, 2016

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